NEWS RELEASE

POPE RESOURCES ANNOUNCES TWO PROPERTY ACQUISITIONS BY
ORM TIMBER FUND IV TOTALING $113.9 MILLION

POULSBO, WA, February 1, 2018 /PRNewswire/ - Pope Resources (NASDAQ:POPE) reported that its private equity timber fund, ORM Timber Fund IV (REIT) Inc. (“Fund IV”), completed two acquisitions at the end of January 2018 totaling $113.9 million for 36,900 acres. Pope Resources (the “Partnership”) co-invests 15% of the capital in all acquisitions by Fund IV, so the Partnership’s portion of these recent acquisitions totals $17.0 million. These timberlands acquired by Fund IV include a significant proportion of currently merchantable timber which is expected to generate strong cash flows for Fund IV, and indirectly for the Partnership, in 2018 and beyond. Third-party fees resulting from managing these investments are expected to total $0.8 million per year.

These acquisitions include 20,000 acres located in southwest Oregon and 16,900 acres in western Washington. Both properties are great additions to the Partnership’s look-through timberland portfolio and represent the start of a well-diversified portfolio of timberland for Fund IV. Following these acquisitions, Fund IV will have remaining committed capital of $273 million for investment in Pacific Northwest timberlands, defined as Washington, Oregon, Idaho, Montana, and the mixed conifer region of northern California.

In general, the Partnership benefits from investments made by its timber funds in a number of different ways including the following: return on its co-investment in the form of operational cash distributions during a fund’s holding period and capital gains realized through potential asset appreciation upon fund liquidation; economies of scale realized through managing a larger portfolio of timberland; and finally, fees earned through management of the funds.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 245,000 acres of timberland and development property in Washington, Oregon, and California. These acres include three private equity timber funds that we manage, co-invest in, and consolidate in our financial statements and from which we earn management fees. These funds provide an efficient means of investing our own capital in Pacific Northwest timberland and earning fee revenue from managing the funds for third-party investors. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over 160 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives, and about management’s plans for future operations and strategies. These statements reflect management’s estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Among those forward-looking statements contained in this report are statements about management’s expectations for future log prices, harvest volumes, and markets. Readers, however, should note that all statements other than expressions of historical fact are forward-looking in nature. Some of the factors that may cause actual operating results and financial condition to fall short of expectations, or that may cause us to deviate from our current plans, include our ability to accurately predict fluctuations in log markets domestically and internationally, and to adjust our harvest volumes in a timely and appropriate manner; political sensitivities and events, including the reactions of foreign governments and international treaty organizations and similar bodies, that may affect the cost of competing products and demand for our products; fluctuations in interest rates that affect the U.S. housing market and related demand for our products from that market; conditions in the housing construction and wood-products markets, both domestically and globally, that affect demand for our products; the effects of competition, particularly by larger and better-financed competitors; fluctuations in foreign currency exchange rates that affect both competition for sales of our products and our customers’ demand for them; labor, equipment and transportation costs that affect our net income; our ability to anticipate and mitigate potential impacts of our operations on adjacent properties; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate other liabilities associated with our assets. Other factors are set forth in that part of our Quarterly Report on Form 10-Q entitled “Risk Factors,” and in our other filings with the Securities and Exchange Commission from time to time.

Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Contact

Daemon Repp
Director of Finance
(360) 697-6626
investors@orminc.com